                               TERM LOAN AGREEMENT


                                 By and Between


                            RESOURCE PROPERTIES, INC.

                                       and

                   MILLER & SCHROEDER INVESTMENTS CORPORATION




                            Dated: November 15, 2000

                               TERM LOAN AGREEMENT
                               -------------------


         THIS TERM LOAN AGREEMENT, dated as of the 15th day of November, 2000, is made by and between RESOURCE PROPERTIES, INC., a Delaware corporation ("Borrower") and MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation ("Lender").

                                    Recitals
                                    --------

                  Borrower has requested that Lender make available to Borrower a Term Loan in an amount not to exceed $10,000,000, which Lender is willing to do on the terms set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants set forth herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. In addition to the Terms defined elsewhere in this Agreement, the following Terms shall have the meanings set forth below:

         "Affiliate" as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

         "Agreement" means this Term Loan Agreement, as it may be amended, modified, and supplemented, restated or replaced from time to time.

         "Business Day" means any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which commercial banks in Minnesota are authorized by law to be open.

         "Capitalized Lease" means any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Flow from Collateral" shall mean, with respect to each property constituting Real Estate, all revenues received by Borrower under the terms of the Collateral Documents related to such Real Estate net of operating expenses and senior debt service related to such Real Estate.

         "Collateral" has the meaning collectively given to such term in the Security Agreements, the Pledge Agreement and the RCMI Pledge Agreement.

         "Collateral Document Assignments" means those certain Assignments of Notes, Mortgages and Other Loan Documents of even date herewith executed by certain Collateral Subsidiaries and delivered to Lender, as the same may be amended, modified, supplemented, restated or replaced from time to time.

         "Collateral Document Default" has the meaning collectively given to such term in the Security Agreements.

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         "Collateral Documents" shall have the meaning collectively given to such term in the Security Agreements.

         "Collateral Subsidiary" means each Subsidiary of Guarantor or Borrower which has executed or shall execute a security agreement and other documents in favor of the Lender to secure the Obligations, as set forth on Schedule 1.1(a).

          "Corporation" means a corporation, partnership, trust, unincorporated organization, association or joint stock company.

          "Default" means the occurrence of any event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" means an annual rate of interest which is equal to the Term Interest Rate plus four percent (4%).

         "Deferred Compensation Plan" means any plan described in Section 3(3) of ERISA or any other plan or arrangement under which Borrower may become obligated to pay deferred, bonus, incentive, or other compensation or health, life, medical, dental, or other welfare benefits, excluding only any fully insured major medical, hospital, or dental program for which Borrower has no obligation other than the payment of premiums.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations issued in connection therewith.

          "Event of Default" means any one of the events specified in Section
6.1.

         "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained. As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the meanings given to them under GAAP.

         "Guarantor" means Resource America, Inc., a Delaware corporation.

         "Guaranty" means that certain Guaranty and Agreement of even date herewith executed by the Guarantor and delivered to Lender, as the same may be amended, modified, supplemented, restated or replaced from time to time.

         "LIBOR" shall mean the rate of interest per annum (rounded upward if necessary to the nearest 1/100th of 1%) for deposits in dollars for three-months appearing on the relevant display page of the Reuters screen displaying London Interbank Offered Rates of major banks for such deposits, at or about 11a.m. (London time) as established from time to time.

         "Lien" means any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

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         "Loan Documents" means this Agreement, the Term Note, the Pledge
Agreement, the RCMI Pledge Agreement, the assignments and allonges referred to in Section 3.1(k) and (l) hereof, the Security Agreements, the Guaranty, the Subsidiary Guarantys, the Collateral Document Assignment, and all other documents executed or delivered by Borrower, Guarantor or any Collateral Subsidiary pursuant to, or in connection with, this Agreement, as they may be amended, supplemented or restated from time to time.

         "Loan Year" means a twelve-month period, commencing on the date of this Agreement, with each subsequent Loan Year commencing on the annual anniversary date of the date of this Agreement.

          "Material Collateral Subsidiary" means a Collateral Subsidiary or more than one Collateral Subsidiary with respect to which the Secured Amount is greater than or equal to $1,000,000 in the aggregate.

         "Maturity Date" means the earlier of (a) October 31, 2006, or (b) date the payment of the Obligations is accelerated pursuant to Section 6.2(a).

         "Multiemployer Plan" means a plan described in Section 3(37) or 4001(a)(3) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended from time to time, which cover employees of Borrower.

         "Net Insurance/Condemnation Proceeds" means any cash payments or proceeds received by Borrower, Guarantor or any of the Collateral Subsidiaries pursuant to the terms of the Collateral Documents and the Senior Loan Documents
(i) under business interruption insurance or casualty insurance policy in respect of a covered loss of any Real Estate or (ii) as a result of the taking of any Real Estate by any Person pursuant to the power of eminent domain, condemnation or otherwise or pursuant to a sale of any Real Estate to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Borrower or any of the Collateral Subsidiaries in connection with the adjustment, settlement or collection of any claims of Borrower or such Collateral Subsidiary in respect thereof.

         "Net Refinance Proceeds" shall mean any cash or proceeds received by Borrower, Guarantor or any Collateral Subsidiary pursuant to the refinancing of Collateral, in each case net of any actual and reasonable documented costs incurred by Borrower or such Collateral Subsidiary in respect thereof.

         "Net Sale Proceeds" shall mean any cash or proceeds received by Borrower, Guarantor or any Collateral Subsidiary in accordance with the Collateral Documents and the Senior Loan Documents, pursuant to the sale of any Real Estate or Collateral or any interest in any Real Estate or Collateral including a foreclosure sale of Real Estate, in each case net of any actual and reasonable documented costs incurred by Borrower or such Collateral Subsidiary in respect thereof.

         "Net Worth" with respect to any Person means, as of the date of determination, the total of all assets appearing on the balance sheet of such Person, prepared in accordance with GAAP, minus all liabilities.

         "Obligations" means the obligation of Borrower: (a) to pay the principal of and interest on the Term Note in accordance with its terms, and to satisfy all of Borrower's other obligations to Lender hereunder, including any extensions, modifications, renewals, and substitutions hereof; (b) to repay to Lender all amounts advanced by Lender hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and (c) subject to Section 2.5(c), to pay all of Lender's expenses and costs, together with the reasonable fees and expenses of its counsel in connection with the preparation and negotiation of this Agreement and other Loan Documents, and any amendments thereto and the documents required hereunder or thereunder, or any proceedings brought or threatened to enforce payment of any of the Obligations described in clauses (a) or (b) above.

         "Obligor" means each maker, mortgagor, guarantor, or other obligor under or with respect to any Collateral Document.

         "Permitted Liens" means those Liens permitted by Section 5.2.

         "Person" means an individual, a corporation, or a government, or any agency or subdivision thereof, or any other entity.

         "Pledge Agreement" means that certain Pledge Agreement of even date herewith executed by the Borrower and delivered to Lender, as the same may be amended, modified, supplemented, restated or replaced from time to time.

         "RCMI" means Resource Commercial Mortgages, Inc., a Delaware corporation.

         "RCMI Pledge Agreement" means that certain RCMI Pledge Agreement of even date herewith executed by RCMI and delivered to Lender, as the same may be amended, modified, supplemented, restated or replaced from time to time.

         "Real Estate" means those parcels of real property which relate to the loans and/or participations evidenced by the Collateral Documents, together with the improvements thereon.

         "Recourse Indebtedness" means: (a) recourse obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto; (b) any recourse obligation on account of deposits or advances; (c) any recourse obligation for the deferred purchase price of any property or services, (d) any recourse obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations respecting Recourse Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement (i) the Recourse Indebtedness of any Person shall include the Recourse Indebtedness of any partnership in which such Person is a general partner, and (ii) the Recourse Indebtedness of any Person shall include the Recourse Indebtedness of any joint venture in which such Person is a joint venturer.

         "Secured Amount" with respect to each Collateral Subsidiary shall be the amount set forth on Schedule 1.1(b) with respect to that Collateral Subsidiary.

         "Security Agreement" means any one or more security agreements executed by any Collateral Subsidiary, Guarantor or Borrower, or any or all of them in combination, in favor of Lender as any of the same may be amended, modified, supplemented, restated or replaced from time to time.

         "Senior Loan Documents" means any other document binding any Obligor or any Collateral Subsidiary which limits in any way Borrower's or the applicable Collateral Subsidiary's rights under the Collateral Documents.

          "Subsidiary" means any Person of which or in which Borrower, any of its other Subsidiaries, or Borrower and any of its other Subsidiaries together, own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         "Subsidiary Guaranty" means any one or more guarantys executed by an Collateral Subsidiary in favor of Lender as any of the same may be amended, modified, supplemented, restated or replaced from time to time.

          "Term Interest Rate" shall mean a rate per annum equal to LIBOR plus three and one-half percent (3 1/2%), established initially on the date hereof and adjusted annually on the anniversary date of this Agreement based on the LIBOR rate then in effect. The Lender may lend to its customers at rates that are at, above, or below the Term Interest Rate.

         "Term Loan" means the loan granted to Borrower by Lender pursuant to
Section 2.1 hereof.

         "Term Note" means that certain Term Note in the form of Exhibit A dated as of the date hereof executed by Borrower and made payable to the order of the Lender in the original principal amount of $10,000,000, as the same may be amended, modified, supplemented, restated or replaced from time to time.

         Section 1.2 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.


                                   ARTICLE II
                               TERM LOAN FACILITY

         Section 2.1 Term Loan. Subject to and upon the terms and conditions hereof, in reliance upon the representations and warranties of Borrower herein, and upon request by Borrower, Lender agrees to make a Term Loan to Borrower in the amount of up to $10,000,000. Upon written request from Borrower, Lender agrees, in Lender's sole discretion, to, from time to time, advance the Term Loan in such installments as Borrower shall request and Lender shall agree to make, provided Borrower is not in default hereunder at the time of making the request, and provided further that Borrower satisfies all requirements of Lender in connection with such advances.

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


         Section 2.2 Term Note. The obligation of the Borrower to repay the Term Loan made pursuant to Section 2.1 shall be evidenced by the Term Note of the Borrower in favor of the Lender, in the form of Exhibit A hereto, in the original principal amount of $10,000,000 dated as of the date of this Agreement.

         Section 2.3 Principal and Interest Payments on the Term Note. Interest calculated on the outstanding principal balance at the Term Interest Rate shall be payable monthly in arrears commencing November 30, 2000 and continuing on the last day of each month thereafter through October 31, 2001. The principal balance on the Term Note and interest accruing on the Term Note shall be paid in equal monthly installments of principal and interest in an amount sufficient to amortize the then principal balance at the then Term Interest Rate by the Maturity Date, such payments commencing November 30, 2001 and continuing on the last day of each month thereafter through October 31, 2006. Such payments will not be reamortized in the event of prepayment of any portion of the Term Loan, whether such prepayment is optional or mandatory. On the Maturity Date the entire remaining unpaid principal balance plus interest and fees accrued shall be due and payable.

         Section 2.4 Interest on the Term Loan.


                  (a) The unpaid principal amount of the Term Loan shall bear interest at the Term Interest Rate.

                  (b) From and after the Maturity Date, as well as upon and after the occurrence of an Event of Default, the outstanding principal balance and all other Obligations of the Borrower shall automatically bear interest at the Default Rate with no notice required to Borrower. Any judgment or judgments in the Lender's favor against the Borrower shall bear interest at the Default Rate until satisfied in full.

                  (c) Interest shall be computed on the basis of a 360 day year consisting of twelve (12) thirty (30) day months.

         Section 2.5 Fees.


                  (a) Origination fee. Borrower shall pay to Lender an origination fee, to be paid prior to any advance under Section 2.1 in accordance with the following:

                           (i) No origination fee shall be due until a total of
                  $5,000,000 is advanced hereunder, at which point an origination fee of $50,000 (1% of $5,000,000) shall be due and payable by Borrower to Lender.

                           (ii) For additional advances after the first
                  $5,000,000 has been advanced, but below $6,000,000 in aggregate, an origination fee equal to 1% of the amount advanced shall be paid by Borrower to Lender at the time of each additional advance.

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
                           (iii) When a total of $6,000,000 has been advanced,
                  Borrower shall pay to Lender an origination fee equal to $180,000 (3% of $6,000,000) minus the total of all origination fees paid to Lender by Borrower prior to that date.

                           (iv) Borrower shall pay to Lender an origination fee
                  equal to 3% of the amount advanced at the time of the advance for each additional advance in excess of $6,000,000 up to the maximum amount of the Term Loan of $10,000,000.

                  (b) Late charge. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least ten (10) days after the same shall become due, in addition to paying such sums, Borrower shall pay to Lender a late charge equal to four percent (4%), of such past due payment as compensation for the expenses incident to such past due payment.

                  (c) Certain fees, costs, expenses and expenditures. Borrower agrees to pay on demand all costs and expenses of Lender, including without limitation:

                           (i) all out of pocket costs and expenses in
                  connection with the preparation, review, negotiation, execution, delivery, collection, enforcement, and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney's fees and expenses, and the cost of examining Collateral, and UCC filing fees and county recording charges and service charges in connection with the foregoing), and the cost of periodic lien searches and tax clearance certificates, as Lender deems advisable, provided however, that Borrower shall not be required to reimburse Lender for reasonable attorneys' fees incurred in connection with the preparation, negotiation and execution of the Loan Documents (as they exist on the date hereof) to the extent that such fees exceed $125,000. Lender acknowledges receipt of $85,000 to be applied to this fee. The $125,000 cap on legal fees shall apply in the aggregate to the initial Term Loan of $10,000,000 as well as to a future additional Term Loan of up to an additional $10,000,000. Borrower and Lender agree that no further attorneys' fees shall be due to Lender under this section in connection with the initial preparation and negotiation of the Loan Documents until a total of $6,800,000 of advances have been made on the Term Loan. Thereafter, in connection with each advance exceeding $6,800,000, Borrower shall pay to Lender attorneys' fees in an amount equal to the product of multiplying $125,000 times the percentage obtained by dividing the amount of the additional advance by $10,000,000. For example, when Lender advances a total of $8,000,000 under the Term Loan, Borrower shall pay to Lender additional attorneys' fees of $15,000 ($125,000 x $1.2 million / $10 million).

                           (ii) all losses, costs and expenses in connection
                  with the enforcement, protection and preservation of the Lender's rights or remedies under the Loan Documents, or any other agreement relating to any Obligations, or in connection with legal advice relating to the rights or responsibilities of Lender (including without limitation court costs, reasonable attorney's fees and expenses of accountants and appraisers), and any consent or waiver fees as may be required by Lender;

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
                           (iii) any and all stamp and other taxes payable or
                  determined to be payable in connection with the execution and delivery of the Loan Documents;

                           (iv) in the event Borrower or any Collateral
                  Subsidiary shall fail (i) to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, (ii) to keep the Collateral free from security interests or lien (except as expressly permitted herein), or
                  (iii) otherwise breaches any obligations under the Loan Documents, Lender in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Obligations; and

                           (v) with respect to any amount required to be paid by
                  Borrower under this Section 2.5(c), in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Lender interest thereon at the Default Rate. Borrower's obligations under this Section 2.5(c) shall survive termination of this Agreement.

         Section 2.6 Payment Method. Payments and prepayments of principal of, and interest on, the Term Note and all fees, expenses and other obligations under the Loan Documents shall be made, without set-off or counterclaim, in immediately available funds by way of wire transfer, not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Lender in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Term Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees. If Lender does not receive payment as set forth above, Borrower irrevocably authorizes Lender to debit all payments required to be made by Borrower hereunder or otherwise under the Term Note, from the Collateral Account. Debiting of any amount due from the Collateral Account will not act as a waiver or cure of the Event of Default created by Lender's failure to receive payment as required by this Section.

         Section 2.7 Application of Payments. Prior to the occurrence of an Event of Default, any and all payments on account of the Term Note will be applied first, to any amounts, other than principal and interest on the Term Note, due to Lender pursuant to any Loan Document; second, to accrued interest due under the Term Note; and third, to outstanding principal under the Term Note. Following the occurrence of an Event of Default, any and all payments on account of the Term Note will be applied in such order as Lender in its sole discretion elects. If any part of any payment or payments received by the Lender with respect to the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         Section 2.8 Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules), and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excess amount of interest paid against any Obligations and will be applied in such order as Lender may determine. If the excess amount of interest paid exceeds the Obligations outstanding, the portion exceeding the Obligations outstanding will be refunded in cash by Lender. Any such crediting or refunding will not cure or waive any default by Borrower not attributable to such excess interest. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including, without limitation, prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

         Section 2.9 Optional Prepayments. The Borrower may, upon at least five
(5) Business Days' prior notice to the Lender, prepay the principal balance of the Term Loan voluntarily in whole or in part at any time. Any partial prepayments shall be made in increments of at least $500,000.

         Section 2.10 Mandatory Prepayments and Mandatory Reduction of Term Loan. The Term Loan shall be prepaid and the principal amount outstanding of the Term Loan shall be reduced in the amounts and under the circumstances set forth below, and all such prepayments and/or reductions shall be applied as set forth in Section 2.7.

                  (a)      Prepayments from Sale of Collateral.

                  No later than the third Business Day following the date of receipt by Borrower, Guarantor or any Collateral Subsidiary of any Net Sale Proceeds and subject to the terms of the Collateral Documents and the Senior Loan Documents, the Borrower shall prepay the Term Loan in an amount equal to the greater of (a) the Secured Amount with respect to such Collateral or Collateral Subsidiary, or (b) the amount set forth below:

                                                            Percentage of
                Loan Year(s)                              Net Sale Proceeds
                ------------                              -----------------
                    1-4                                          50%
                    5-6                                          100%

         provided however, that if an Event of Default has occurred and is continuing, or such sale is a foreclosure sale, the Borrower shall prepay the Term Loan in an amount equal to 100% of the Net Sale Proceeds.

                  (b)      Prepayment from Net Insurance/Condemnation Proceeds.

                  No later than the third Business Day following the date of receipt by Borrower, Guarantor or any Collateral Subsidiary of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Term Loan in an amount equal to the greater of (a) the Secured Amount with respect to such Collateral or Collateral Subsidiary, or (b) the amount set forth below:

                                                      Percentage of Net
                Loan Year(s)                   Insurance/Condemnation Proceeds
                ------------                   -------------------------------
                    1-4                                     50%
                    5-6                                    100%

         provided, however, that if an Event of Default has occurred and is continuing, the Borrower shall prepay the Term Loan in an amount equal to 100% of the Net Insurance/Condemnation Proceeds. Provided, further, that no such prepayment shall be required to the extent that the terms of any Collateral Document or Senior Loan Document or other agreement existing on the date hereof require such Net Insurance/ Condemnation Proceeds to be used to replace, rebuild or repair the Real Estate so damaged, destroyed or taken.

                  (c) Prepayments from Refinancing.

                  No later than the third Business Day following the date of receipt by Borrower, Guarantor or any Collateral Subsidiary of any Net Refinance Proceeds and subject to the terms of the Collateral Documents and the Senior Loan Documents, the Borrower shall prepay the Term Loan in an amount equal to the greater of (a) the Secured Amount with respect to such Collateral or Collateral Subsidiary, or (b) the amount set forth below:

                                                       Percentage of
                Loan Year(s)                       Net Refinance Proceeds
                ------------                       ----------------------
                    1-4                                     50%
                    5-6                                    100%


         provided however, that if an Event of Default has occurred and is continuing, or such sale is a foreclosure sale, the Borrower shall prepay the Term Loan in an amount equal to 100% of the Net Refinance Proceeds.

                  (d) Calculation of Net Sale or Net Insurance/Condemnation Proceeds.

                  Concurrently with any prepayment of the Term Note pursuant to subsections (a), (b) or (c) of this Section, Borrower shall deliver to Lender an officer's certificate demonstrating the calculation of the amount of the applicable Net Sale Proceeds, Net Insurance/Condemnation Proceeds, or Net Refinance Proceeds, as the case may be, that give rise to such mandatory prepayment. In the event that Borrower shall subsequently determine that the actual Net Sale Proceeds, Net Insurance/Condemnation Proceeds, or Net Refinance Proceeds, as the case may be, was greater than the amount set forth in such officer's certificate, Borrower shall promptly make an additional prepayment of the Term Loan in an amount equal to the amount of such excess if required by subsection (a), (b) or (c), and Borrower shall concurrently therewith deliver to Lender a revised officer's certificate.

                  (e) Prepayment from Prepayment Proceeds.

                  No later than the third Business Day following the date of receipt by Borrower or any Collateral Subsidiary of any proceeds arising from prepayment of any obligations under the Collateral Documents, and subject to the terms of the Senior Loan Documents, the Borrower shall prepay the Term Note in an amount equal to the greater of (a) the Secured Amount with respect to such Collateral or Collateral Subsidiary, or (b) the amount set forth below:

                                                       Percentage of
                Loan Year(s)                        Prepayment Proceeds
                ------------                        -------------------
                    1-4                                      50%
                    5-6                                     100%

         provided, however, that if an Event of Default has occurred and is continuing, the Borrower shall prepay the Term Loan in an amount equal to 100% of the Prepayment Proceeds.

         Section 2.10A Temporary Prepayment Modifications Until Term Loan is Fully Funded.

         Notwithstanding anything in Section 2.10 to the contrary, until such time as Lender has fully disbursed the $10,000,000 maximum amount of the Term Loan to Borrower, subsection (a) of Sections 2.10(a), 2.10(b), 2.10(c) and 2.10(e) above is hereby modified to read as follows:

                  "(a) the amount obtained when multiplying the Secured Amount with respect to such Collateral or Collateral Subsidiary by the percentage obtained when dividing the total amount advanced under the Term Loan by $10,000,000"

Upon disbursement of the full $10,000,000 maximum amount of the Term Loan to Borrower, this Section 2.10A shall be of no further force or effect.

         Section 2.11 Increased Costs.


         In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                  (a) subjects Lender to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income and/or revenues of Lender imposed by the United States of America, the State of Minnesota, or any political subdivision of either of them); or

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, the Lender; or

                  (c) imposes upon Lender any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

         and the result of any of the foregoing is to increase the costs of Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any advances or extensions of credit or any commitment to make advances or extensions of credit under this Agreement, Lender shall notify Borrower in writing. Borrower agrees to pay Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Lender's calculation of the amount (in determining such amount the Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the Default Rate from the due date until paid, both before and after judgment.

         Section 2.12 Lender's Loan Account Records. Lender will open and maintain on its books a loan account with respect to the advance of the proceeds of the Term Loan, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Lender under this Agreement. Except in the case of manifest error, such account will be conclusive and binding on the Borrower as to the amount at any time due to Lender from Borrower under this Agreement or the Term Note.

         Section 2.13 Use of Proceeds. The proceeds of the Term Note will be used as follows: (1) for general corporate working capital purposes of the Borrower or Guarantor, and (2) payments to Guarantor to enable Guarantor to (a) to make open-market purchases of common stock of Guarantor from Persons who are not Affiliates of Guarantor, or (b) for the repurchase of senior notes of Guarantor from Persons who are not Affiliates of Guarantor.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         The obligation of Lender to make the Term Loan under this Agreement is subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions:

         Section 3.1 Documents. Lender shall have received, or waived receipt of, the following, each in form and substance satisfactory to Lender:

                  (a) this Agreement, duly executed by Borrower;

                  (b) the Term Note, duly executed by Borrower;

                  (c) UCC-1 Financing Statements executed by Borrower and each Collateral Subsidiary to be filed in such offices as may be required by Lender;

                  (d) Insurance certificates evidencing hazard, liability, and such other insurance as Lender may require with respect to Borrower and each Collateral Subsidiary, each naming the Collateral Subsidiary as additional insured or mortgagee, as the case may be;

                  (e) A Secretary's Certificate certifying (1) a copy of the Articles of Incorporation and Bylaws of Borrower with all amendments thereto, (2) a copy of the corporate resolutions of Borrower authorizing the execution, delivery and performance of the Loan Documents, and (3) the names, titles, and signatures of the officers of Borrower authorized to execute the Loan Documents and to request advances hereunder.

                  (f) Good Standing Certificate with respect to Borrower from the state of Delaware, dated not more than 20 days prior to the date hereof;

                  (g) Security Agreements in form and substance acceptable to Lender duly executed by each Collateral Subsidiary;

                  (h) Subsidiary Guarantys in form and substance acceptable to Lender duly executed by each Collateral Subsidiary;

                  (i) All original promissory notes constituting Collateral Documents;

                  (j) An assignment (or other appropriate transfer document) in recordable form, with respect to each Collateral Document as Lender may require;

                  (k) Such note allonges with respect to the Collateral Documents as Lender may require;

                  (l) A Secretary's Certificate certifying (1) a copy of the Articles of Incorporation, Bylaws or other applicable organization and governing documents of each Collateral Subsidiary with all amendments thereto, (2) a copy of the corporate resolutions of each Collateral Subsidiary authorizing the execution, delivery and performance of the Loan Documents, and (3) the names, titles, and signatures of the officers of each Collateral Subsidiary authorized to execute the Loan Documents.

                  (m) A good standing certificate with respect to each Collateral Subsidiary from the state of each Collateral Subsidiary's state of organization dated not more than 20 days prior to the date hereof;

                  (n) Certificates of Authority to do business with respect to each Collateral Subsidiary from each state in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

                  (o)      The Guaranty duly executed by the Guarantor.

                  (p)      The Pledge Agreement duly executed by Borrower.

                  (q)      The RCMI Pledge Agreement duly executed by RCMI.

                  (r) A Secretary's Certificate certifying (1) a copy of the Articles of Incorporation, Bylaws or other applicable organization and governing documents of Guarantor with all amendments thereto, (2) a copy of the corporate resolutions of Guarantor authorizing the execution, delivery and performance of the Loan Documents, and (3) the names, titles, and signatures of the officers of Guarantor authorized to execute the Loan Documents.

                  (s) A Good Standing Certificate with respect to Guarantor from the state of Delaware, dated not more than 20 days prior to the date hereof;

                  (t) Certificates of Authority to do business with respect to Guarantor from each state in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

                  (u) A favorable opinion of independent counsel for Borrower, Guarantor and the Collateral Subsidiaries addressed to Lender, in form and substance acceptable to Lender and its counsel;

                  (v) Record searches satisfactory to Lender (including UCC searches and judgments, suits, tax and other lien searches) on Borrower, Guarantor and each Collateral Subsidiary confirming that Lender has a first priority security interest in the Collateral;

                  (w) Date down endorsements, title commitments, owners and encumbrances reports or such other title evidence as to the Real Estate as Lender may require;

                  (x) A Borrower's Certificate executed by a knowledgeable officer of Borrower personally attesting that each of the representations and warranties in the Loan Documents is true and correct and that there has been no material adverse change with respect to Borrower, Guarantor or any Collateral Subsidiary since June 30, 2000.

                  (y) Such consents as may be required by the Collateral Documents or the Senior Loan Documents, including, without limitation, the consent of Sovereign Bank;

                  (z) A release of collateral and consent from Hudson Bank in form and substance satisfactory to Lender.

                  (aa) Such additional documents as Lender may reasonably request to carry out the purpose and intent of this Agreement.

         Section 3.2 Representations and Warranties. All representations and warranties of Borrower set forth in the Loan Documents shall be true.

         Section 3.3 No Default. Before and after giving effect to the Term Loan, no Default or Event of Default shall have occurred and be continuing.

         Section 3.4 Origination Fee. Borrower shall have paid to Lender the origination fee referred to in Section 2.5(a) hereof.

         Section 3.5 Fees. Borrower shall have paid to Lender all of Lender's costs with respect to investigating, auditing, documenting and closing the transaction contemplated by this Agreement including, without limitation, Lender's reasonable attorneys' fees, subject to the limitation set forth in
Section 2.5(c)(i).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         Section 4.1 Organization, Standing, Etc. Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to carry on its businesses as now conducted, to enter into the Loan Documents and to perform its Obligations under the Loan Documents. Borrower is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary. Borrower's correct legal name and federal taxpayer identification number are set forth on Schedule 4.12.

         Section 4.2 Authorization and Validity. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action by Borrower, and the Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 4.3 Licenses. Borrower has all licenses, registrations, approvals and other authority as may be necessary to enable it to own and operate its business and perform all services and business which it has agreed to perform in any state, municipality or other jurisdiction.

         Section 4.4 Ownership Interests. The ownership of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of Borrower and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on Schedule 4.4 attached hereto.

         Section 4.5 Subsidiaries. Except as set forth on Schedule 4.5 attached hereto, Borrower does not own any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

         Section 4.6 Financial Statements.

                  (a) Borrower has furnished to Lender the audited consolidated financial statements of Borrower, certified without qualification by independent public accountants as of September 30, 1999 and all management and comment letters from such accountants in connection therewith, and Borrower's internally prepared interim financial statements as of June 30, 2000. Such financial statements (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower at such date, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

                  (b) Guarantor has furnished to Lender its Annual Report of Form 10-K for the Guarantor's fiscal year ended September 30, 1999 and its Quarterly Reports on Form 10-Q for the periods ended December 31, 1999, March 31, 2000, and June 30, 2000 ("SEC Reports"). As of their respective filing dates (except as thereafter amended), all SEC Reports that Guarantor has filed with the Securities and Exchange Commission have complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. None of the SEC Reports has contained any untrue statement of a material fact or omitted to state any material fact required to be made therein or which was necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent report filed by Guarantor and provided to Lender prior to the date hereof.

                  (c) Borrower has furnished to Lender financial statements with respect to each property constituting Real Estate, showing the Cash Flow from Collateral for each month from January 1, 1999 through June 30, 2000, or such more recent date for which Borrower shall have data. Such financial statements of Borrower (together with the related notes and comments) are correct and complete and do not omit any material fact which is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Schedule 4.6 sets forth, with respect to each property constituting Real Estate, (1) the Collateral, (2) the Collateral Subsidiary, and (3) the amount outstanding on October 1, 2000 with regard to each item of such Collateral.

         Section 4.7 No Material Adverse Change in Financial Condition. There has been no material adverse change in the financial condition of Borrower since June 30, 2000, except as set forth and explicitly disclosed to Lender in financial statements received since that time.

         Section 4.8 Pending Litigation or Proceedings. Except as set forth on
Schedule 4.8 attached hereto or in the financial statements delivered pursuant to Section 4.6, there are no judgments outstanding or actions, suits or proceedings pending or threatened against or affecting Borrower or any Collateral Subsidiary, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which, if adversely determined, could have a material adverse effect on Borrower or any Collateral Subsidiary.

         Section 4.9 No Conflict; No Default. The execution, delivery and performance by Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Borrower, (b) violate or contravene any provisions of the Articles of Incorporation or Bylaws of Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of Borrower, other than Liens in favor of Lender. Borrower is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation would be material.

         Section 4.10 Governmental Consents. Except for the filing of financing statements required by the Loan Documents, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         Section 4.11 Taxes. Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of Borrower in respect of taxes and other governmental charges are adequate.

         Section 4.12 Names and Locations. During the past five (5) years, Borrower has not been known by any names (including tradenames) other than those set forth in Schedule 4.12 attached hereto and has not been located at any addresses other than those set forth on Schedule 4.12 attached hereto. Borrower's books and records pertaining to the Collateral will at all times be located at the address of its chief executive office set forth on Schedule 4.12; or such other location determined by Borrower after prior notice to Lender and delivery to Lender of any items requested by Lender to maintain perfection and priority of Lender's security interests and access to Borrower' books and records.

         Section 4.13 Current Compliance. Borrower is in compliance with all of the statutes and governmental regulations applicable to it.

         Section 4.14 Deferred Compensation Plans. Borrower has never been a participant in or in any way provided or maintained, any Deferred Compensation Plan for the benefit of Borrower's employees, and has never contributed to a Multiemployer Plan.

         Section 4.15 Contingent Liabilities. Except as disclosed in the financial statements described in Section 4.6, Borrower does not have any contingent payments or liabilities which are material to Borrower.

         Section 4.16 Ownership of Property: Liens. Borrower and the Collateral Subsidiaries, as applicable, have good and marketable title to the Collateral. None of Collateral is subject to a Lien, except for Permitted Liens.

         Section 4.17 Securities Act. Borrower has not, directly or through any agent, offered the Term Note or any part thereof or any similar security for sale to, or solicited offers to buy the same from, or otherwise approached or negotiated in respect thereof with, anyone other than Lender so as to bring the issue or sale of the Term Note or any part thereof within the provisions of
Section 5 of the Securities Act 1933, as amended.

         Section 4.18 Disclosure. Neither this Agreement, nor the schedules attached to this Agreement, nor the financial statements referred to in this Agreement, nor any certificate, statement, report, or other document furnished or to be furnished by Borrower to Lender in connection with this Agreement, nor any other Loan Document, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained in any of the foregoing not misleading. Borrower has disclosed to Lender in writing every fact that materially and adversely affects the business or financial condition of Borrower or any of the Collateral Subsidiaries or their ability to perform their obligations under this Agreement, the Term Note, or any other of the Loan Documents.

         Section 4.19 Margin Stock. Borrower is not engaged in, nor does it have as one of its substantial activities the business of extending or obtaining credit for the purpose of purchasing or carrying "margin stock" (as that term is defined in Regulation U, G, T, or X of the Board of Governors of the Federal Reserve System) and no proceeds of any advance of the Term Note will be used for such purpose or for the purpose of purchasing or carrying any shares of margin stock.

         Section 4.20 Environmental, Health and Safety Laws. There does not exist any violation by Borrower or any Collateral Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on Borrower or which would require a material expenditure by Borrower or such Collateral Subsidiary to cure. Neither Borrower nor any Collateral Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could be material.

         Section 4.21 Investment Company Act. Except as permitted under Rule 3(a)-2 promulgated under the Investment Company Act of 1940, Borrower is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.22 Public Utility Holding Company Act. Borrower is not a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.23 Collateral Subsidiary Indebtedness. No Collateral Subsidiary has incurred Recourse Indebtedness or Liens other than Recourse Indebtedness or Liens in favor of Lender.

         Section 4.24 Survival of Representations. All of the representations and warranties set forth in the immediately preceding subsections shall survive until all the Obligations shall have been satisfied in full.

                                    ARTICLE V

                                    COVENANTS

         So long as the Term Note remains unpaid or Borrower has any obligation with respect to any Loan Document, unless Lender otherwise consents in writing:

         Section 5.1 Reporting Requirements. Borrower shall maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of its dealings, business and affairs, and Borrower will deliver to Lender, or cause Guarantor to deliver to Lender, the following:

                  (a) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, the audited consolidated (i) income and retained earnings statements of Borrower for such fiscal year, (ii) balance sheet of Borrower as at the end of such fiscal year; (iii) statement of cash flow of Borrower for such fiscal year, all setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments, and
         (iv) a certificate of the chief financial officer of Borrower (A) stating that Borrower has observed, performed and complied with each and every undertaking contained herein, (B) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrower and Guarantor have complied with the financial covenants set forth in Sections 5.16, 5.17 and 5.18 of this Agreement, and (C) certifying that as of the date of such certification, there does not exist any Event of Default or any Default. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants acceptable to Lender, with respect to which such accountants shall deliver their unqualified opinion. Lender acknowledges that the accounting firm Grant Thornton is currently acceptable;

                  (b) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter and each calendar year, rent rolls and operating statements for each property constituting a portion of the Real Estate;

                  (c) As soon as available and in any event within sixty (60) days after the close of each fiscal quarter of Borrower the consolidated (i) income and retained earnings statements of Borrower for such quarter, (ii) balance sheet of Borrower as of the end of such quarter, and (iii) statement of cash flow of Borrower for such quarter, each setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable) all in reasonable detail, subject to year end adjustments and certified by the chief financial officer of Borrower to be accurate and to have been prepared in accordance with GAAP;

                  (d) as soon as available and in any event within thirty (30) days after each month end, a servicing report for each property constituting a portion of the Real Estate showing revenues, operating expenses, net operating income and Cash Flow from Collateral for such property;

                  (e) notice of any action or proceeding brought against Borrower or any of its Collateral Subsidiaries wherein such action or proceeding would, if determined adversely to Borrower or such Collateral Subsidiary, result in liability of Borrower or such Collateral Subsidiary in excess of $100,000 for any one action, or $200,000 in the aggregate;

                  (f) notice of the occurrence of any Default or Event of Default;

                  (g) notice of the failure of Borrower, Guarantor or any Collateral Subsidiary to observe any of its undertakings under the Loan Documents;

                  (h) notice of any material adverse change in the assets, business, operations or financial condition of Borrower, Guarantor or any Collateral Subsidiary; and

                  (i) With reasonable promptness, all such other data and information with respect of the condition, operation and affairs of Borrower as Lender may reasonably request from time to time.

         Section 5.2 Liens. Borrower shall not, and Borrower shall cause each Collateral Subsidiary to not, create, incur, assume or suffer to exist any Lien with respect to the Collateral, except Liens in favor of Lender and except:

                  (a) Liens existing on the date hereof and disclosed on
         Schedule 5.2;

                  (b) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of Borrower or any Collateral Subsidiary;

                  (c) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4;

                  (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

         Section 5.3 Disposition of Assets. Borrower shall not sell, lease, transfer or otherwise dispose, or allow the sale, lease, transfer or disposition of any of the Collateral or the property or assets of any Collateral Subsidiary, unless Lender receives prepayments in connection therewith in accordance with
Section 2.10 hereof.

         Section 5.4 Taxes; Claims for Labor and Materials. Borrower will pay or cause to be paid when due, all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation, all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets; provided however, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         Section 5.5 Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Borrower (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will continue to operate its business as presently operated; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

         Section 5.6 Insurance. Borrower will cause the Collateral Subsidiaries to carry, or require the owners of the Real Estate to carry, adequate insurance against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated, and shall cause each Collateral Subsidiary to be named as loss payee (with a lender's loss payable endorsement, with respect to all personal property, mortgagee with respect to all Real Estate and additional insured with respect to all liability insurance). Borrower shall give thirty (30) days' notice to Lender prior to cancellation or material modification of such insurance coverage.

         Borrower shall cause to be delivered to Lender evidence of insurance, and at least thirty (30) business days prior to the expiration of any such insurance, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor.

         Section 5.7 Inspections; Examinations. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Lender copies of any and all of Borrower's financial statements or other accounting records of any sort in the accountant's or auditor's possession (Lender acknowledges that such accountants or auditors may deny any request for accounting work papers) and copies of all reports submitted to Borrower by such accountants or auditors, including, but not limited to, management letters and audit reports, and to disclose to Lender any information they may have concerning Borrower's financial status and business operations. Borrower further authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise. Such Persons as Lender may designate may visit and inspect any of the properties of Borrower, examine (either by Lender's employees or by independent accountants) any of the Collateral or other assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at reasonable times and with reasonable notice.

         Section 5.8 Default Under Other Indebtedness. Borrower shall not permit any of its material Recourse Indebtedness to be in default. If any Recourse Indebtedness of Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrower, the holder of any such Recourse Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Recourse Indebtedness to be due and payable, Borrower will immediately give Lender written notice of such declaration, acceleration or right of declaration.

         Section 5.9 Deferred Compensation Plans. Borrower shall not become a participant in, or in any way provide or maintain any Deferred Compensation Plan for the benefit of any of Borrower's employees, or shall contribute to any Multiemployer Plan, without giving Lender prior written notice of such action and executing such related amendments to this Agreement as Lender may request.

         Section 5.10 Collateral Subsidiary Indebtedness. Borrower shall not allow any Collateral Subsidiary to create, incur, assume or suffer to exist Recourse Indebtedness or Liens other than Recourse Indebtedness or Liens in favor of Lender.

         Section 5.11 Merger. Borrower shall not merge, consolidate or enter into any analogous reorganization or transaction with any Person; provided however that Borrower may cause any Subsidiary that is not a Collateral Subsidiary to merge into it, with the Borrower as the surviving corporation.

         Section 5.12 Name or Address Change. Borrower shall not change its name or address except upon ninety (90) days prior written notice to Lender and delivery to Lender of any items requested by Lender to maintain perfection and priority of Lender's security interests and access to Borrower's books and records.

         Section 5.13 Material Adverse Contracts. Borrower shall not become or be a party to any contract or agreement which has a materially adverse impact on Borrower's ability to perform under this Agreement or any other agreement with Lender to which Borrower is a party.

         Section 5.14 Restricted Payments. If an Event of Default has occurred and is continuing, Borrower shall not: (a) purchase or redeem or otherwise acquire for value any shares of Borrower's stock, declare or pay any dividends thereon, make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of Borrower's stock or set aside any funds for any such purpose; or (b) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any Recourse Indebtedness of Borrower that is subordinated in right of payment to the Term Loan (whether pursuant to its terms or by operation of law), except for regularly-scheduled payments of interest and principal (which shall not include payments contingently required upon occurrence of a change of control or other event) that are not otherwise prohibited hereunder or under the document or agreement stating the terms of such subordination.

         Section 5.15 Collateral Account; Payments. If an Event of Default has occurred and is continuing, and upon notice from Lender:

                  (a) Borrower shall deposit, or cause to be deposited, all Cash Flow from Collateral and the proceeds of any Collateral into a collateral account to be established by Lender and controlled by Lender. Until so deposited, all such Cash Flow from Collateral and proceeds shall be held in trust by Borrower for and as the property of Lender and shall not be commingled with any other funds or property of Borrower.

                  (b) All right, title and interest in and to the cash amounts on deposit from time to time in such collateral account shall vest in Lender, shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied thereto as hereinafter provided.

                  (c) If an Event of Default shall have occurred and Lender shall have given notice to Borrower, then (i) Borrower shall and Lender may instruct all Collateral Subsidiaries to deposit all Cash Flow from Collateral and the proceeds of any Collateral directly to such collateral account, and Borrower shall cause the Collateral Subsidiaries to do so, and (ii) Borrower shall not be entitled to receive any distribution from such collateral account.

         Section 5.16 Recourse Indebtedness Ratio. Guarantor shall at all times maintain a ratio of Recourse Indebtedness to Net Worth, determined on a consolidated basis, of not more than 2.00 to 1.00.

         Section 5.17 Net Worth. Guarantor shall at all times maintain a Net Worth, determined on a consolidated basis, of not less than $100,000,000.

         Section 5.18 Cash Flow from Collateral to Obligations Ratio. The ratio of Cash Flow from Collateral (measured on the basis of the trailing four (4) fiscal quarters) to the amount of principal outstanding under the Term Note at the time the ratio test is applied shall not at any time be less than 0.31 to 1.00.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

         Section 6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

                  (a) The failure of Borrower to pay any amount of principal or interest on the Term Note within three (3) Business Days of when due, or any fee or other sums payable hereunder, or the failure to pay or perform any other Obligations on the date on which such payment or performance is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

                  (b) The failure of Borrower, any Collateral Subsidiary or Guarantor to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this
         Section 6.1 and such failure continues unremedied for a period of ten
         (10) days after notice from Lender to Borrower of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of a default of any of the covenants in Sections 5.16, 5.17 or 5.18 herein, or was willfully caused or permitted by Borrower, Borrower shall not be entitled to any notice or grace period hereunder;

                  (c) The failure of Borrower, Guarantor or any Material Collateral Subsidiary to pay any Recourse Indebtedness for borrowed money due to any third Person or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding Borrower, Guarantor or any Material Collateral Subsidiary after the expiration of any notice and/or grace periods permitted in such document;

                  (d) The failure of Borrower, any Collateral Subsidiary or Guarantor to pay or perform any other obligation to Lender under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods, if any, permitted in such documents;

                  (e) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 90 days) against Borrower, any Collateral Subsidiary or Guarantor; or Borrower, any Collateral Subsidiary or Guarantor makes an assignment for the benefit of creditors or Borrower takes any action to authorize any of the foregoing;

                  (f) The suspension of the operation of Borrower's, any Material Collateral Subsidiary's or Guarantor's present business, or Borrower, any Material Collateral Subsidiary or Guarantor becoming unable to meet its debts as they mature, or the admission in writing by Borrower, any Material Collateral Subsidiary or Guarantor to such effect or Borrower, any Material Collateral Subsidiary or Guarantor calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

                  (g) All or any part of the Collateral or the assets of Borrower, Guarantor or any Material Collateral Subsidiary are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

                  (h) The entry of a final judgment for the payment of money against Borrower, any Material Collateral Subsidiary or Guarantor which, within sixty (60) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

                  (i) Any representation or warranty of Borrower, any Collateral Subsidiary or Guarantor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts set forth therein are stated or certified;

                  (j) Borrower, any Collateral Subsidiary or Guarantor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

                  (k) Borrower, any Material Collateral Subsidiary or Guarantor is enjoined, restrained, or in any way prevented by the order of an court or any administrative or regulatory agency, the effect of which order restricts Borrower, any Material Collateral Subsidiary or Guarantor from conducting all or any material part of its business;

                  (l) A breach by Borrower, any Material Collateral Subsidiary or Guarantor occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between Borrower, any Material Collateral Subsidiary or Guarantor and any other Person;

                  (m) A material and adverse change occurs in Borrower's, any Material Collateral Subsidiary's or Guarantor's operations, management or financial condition or in the value of the Collateral;

                  (n) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower, any Material Collateral Subsidiary or Guarantor, which loss, suspension, revocation or failure to renew might have a material adverse effect on the business profits, assets or financial condition of Borrower, such Material Collateral Subsidiary or Guarantor;

                  (o) The occurrence of a Collateral Document Default; provided, however, that such event shall not be an Event of Default if (i) Borrower gives Lender written notice of such matter within five (5) business days after Borrower's notice thereof, (ii) Borrower uses all commercially reasonable efforts to collect the debt related to such Collateral Documents, and (iii) the ratio of Cash Flow from Collateral (measured on the basis of the trailing four (4) fiscal quarters) to the amount of principal outstanding under the Term Note at the time of the Collateral Document Default is greater than or equal to 0.35 to 1.00.

                  (p) Default by any party under any Security Agreement or any other document executed by any Collateral Subsidiary in connection herewith;

                  (q) Default by the Guarantor under the Guaranty or any other documents executed by Guarantor in connection herewith or the Guarantor purports to revoke the Guaranty; or

                  (r) Default by a Collateral Subsidiary under any Subsidiary Guaranty or a Collateral Subsidiary purports to revoke its Guaranty.

         Notwithstanding the foregoing, an Event or Events of Default shall not occur hereunder if (i) the Event or Events of Default relate solely to a default by a Material Collateral Subsidiary under any of the foregoing provisions, and
(ii) the ratio of Cash Flow From Collateral (measured on the basis of the trailing four (4) fiscal quarters) to the amount of principal outstanding under the Term Note at the time of the default is greater than or equal to 0.35 to
1.00. If an Event of Default as described in Section 6.1(o) occurs, Borrower shall have the right to cure such Default by prepaying the Term Loan by an amount necessary for compliance with Section 5.18, such payment to be made within ten (10) days of the Event of Default.

         Section 6.2 Remedies. At the option of the Lender, upon the occurrence of an Event of Default, or at any time thereafter:

                  (a) The entire unpaid principal of the Term Note, all other Obligations, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Lender hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

                  (b) Lender may enter the premises occupied by Borrower and take possession of the Collateral and any records relating thereto; and/or

                  (c) Lender may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

If an Event of Default occurs under Sections 6.1(f), (g) or (j), all Obligations shall become immediately due and payable.

         Section 6.3 Set-Off. Without limiting the rights of Lender under applicable law, Lender has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Lender's possession in any capacity whatsoever, including, but not limited to, any balance of any deposit, trust or agency account, or any other account with Lender, as security for the Obligations. At any time and from time to time following the occurrence of a Default or an Event of Default, Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit of Borrower against any or all of the Obligations.

         Section 6.4 Remedies Cumulative. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Lender's favor at law or in equity.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if sent by first-class mail, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

         To Borrower:           Resource Properties, Inc.
                                1521 Locust Street
                                Philadelphia, PA 19102
                                Attention: Freddie M. Kotek
                                Facsimile Number: 215-546-5388

         With a copy to:        Ledgewood Law Firm
                                1521 Locust Street
                                Philadelphia, PA 19102-3723
                                Attention:  Lisa A. Ernst, Esq.
                                Facsimile Number: 215-735-2513

         To Lender:             Miller & Schroeder Investments Corporation
                                150 South Fifth Street, Suite 300
                                Minneapolis, MN 55402
                                Attention: Ted Glasrud
                                Facsimile Number: 612-376-1564

         With a copy to:        Leonard, Street and Deinard
                                Professional Association
                                150 South Fifth Street, Suite 2300
                                Minneapolis, MN  55402
                                Attention:  Alan W. Van Dellen or Andrew P. Lee
                                Telephone Number:  612-335-1949 or 612-335-1881
                                Facsimile Number:  612-335-1657

         Section 7.2 Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Lender in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrower waives:

                  (a) all errors, defects and imperfections in such proceedings;

                  (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

                  (c) presentment for payment, demand, notice, of demand, notice of nonpayment, protest and notice of protest of any of the Loan Documents, including the Term Note;

                  (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise; and

                  (e) all rights to claim or recover attorney's fees and costs in the event that Borrower is successful in any action to remove, suspend or enforce a judgment entered by confession.

         Section 7.3 Waiver and Amendment. No failure on the part of Lender to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to Lender hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on Borrower not required hereunder or under the Term Note shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender or the holder of the Term Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

         Section 7.4 Consents. Whenever the Lender's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Lender.

         Section 7.5 Expenses and Indemnities. Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. Borrower agrees to indemnify and hold Lender harmless from any loss or expense which may arise or be created by the acceptance of instructions for making the Term Loan or disbursing the proceeds thereof. The obligations of Borrower under this Section 7.5 shall survive payment in full of the Obligations.

         Section 7.6 Brokers. The transaction contemplated hereunder was brought about and entered into by Lender and Borrower acting as principals and without any brokers, agents or finders . Borrower represents to Lender that Borrower has not committed Lender to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Lender by any broker, finder or agent or any other Person, Borrower agrees to indemnify, defend and hold Lender harmless against any such claim, at Borrower's own cost and expense, including Lender's attorneys' fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount claimed and/or demanded shall be deemed part of the Obligations secured by the Collateral.

         Section 7.7 No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Lender, nor shall this Agreement be construed as creating a partnership, joint venture or making Lender an investor in Borrower.

         Section 7.8 Survival. All covenants, agreements, representations and warranties made by Borrower in the Loan Documents or made by or on its behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Lender or on its behalf and the making by Lender of the loan or advances to Borrower; provided however that if a representation is made regarding facts as of a certain date, such representation need not be updated unless the Loan Documents require such update. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower.

         Section 7.9 No Assignment by Borrower. Borrower may not assign any of its rights or obligations hereunder without the prior written consent of Lender.

         Section 7.10 Assignment or Sale by Lender. Lender may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower in its possession.

         Section 7.11 Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         Section 7.12 No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party other than permitted successors and assigns.

         Section 7.13 Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         Section 7.14 Entire Agreement. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supercede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

         Section 7.15 Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

         Section 7.16 Time is of the Essence. Time is of the essence in Borrower's performance of their obligations under the Loan Documents.

         Section 7.17 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         Section 7.18 Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         Section 7.19 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the party hereto may execute this Agreement by signing any such counterpart.

         Section 7.20 Choice of Law; Jurisdiction. This Agreement has been made, executed and delivered in the State of Minnesota and will be construed in accordance with and governed by the laws of such state. Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the State of Minnesota, and irrevocably agrees that, subject to the Lender's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process may be made by mail or messenger directed to it at the address set forth in Section 7.1. Borrower hereby irrevocably appoints any of its officers as its agent for the purpose of accepting service of any process within the Commonwealth of Pennsylvania. Nothing contained in this Section 7.20 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

         Section 7.21 Waiver of Right to Trial by Jury. BORROWER AND LENDER WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR LENDER WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.


                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


RESOURCE PROPERTIES, INC.                   MILLER & SCHROEDER
                                            INVESTMENTS CORPORATION


By:_____________________________________    By:_______________________________

Its:____________________________________    Its:______________________________

                                    EXHIBITS
                                    --------

Exhibit A                  Form of Term Note


                                    SCHEDULES
                                    ---------

Schedule 1.1(a)            Collateral Subsidiaries

Schedule 1.1(b)            Secured Amounts

Schedule 4.4               Ownership of Borrower

Schedule 4.5               Stock Owned by Borrower

Schedule 4.6               Collateral Descriptions

Schedule 4.8               Litigation

Schedule 4.12 Names (including tradenames) and Addresses of Borrower, identifying chief executive office, Federal Tax ID No.

Schedule 5.2               Permitted Liens

                                  EXHIBIT A TO
                               TERM LOAN AGREEMENT
                               -------------------

                                    TERM NOTE

$10,000,000                                               Minneapolis, Minnesota
                                                               November 15, 2000

         FOR VALUE RECEIVED, Resource Properties, Inc. (the "Borrower") promises to pay to the order of Miller & Schroeder Investments Corporation, a Minnesota corporation (the "Lender") at its office in Minneapolis, Minnesota or at such other place as may be designated from time to time by the holder hereof, in lawful money of the United States of America, the principal sum of Ten Million and 00/100 Dollars ($10,000,000), or such lesser amount as may be advanced by Lender hereunder, together with interest on the unpaid principal balance hereof from the date hereof until this Note is fully paid, at an annual rate of interest as set forth in that certain Term Loan Agreement of even date herewith by and between Borrower and Lender as the same may be amended, supplemented or restate from time to time (the "Term Loan Agreement"). The principal balance of this Note and interest accruing on this Note shall be paid, and payments hereunder shall be applied, as set forth in the Term Loan Agreement.

         This Note is secured by the Security Agreements, Collateral Document Assignment, Subsidiary Guarantys and Guaranty referred to in the Term Loan Agreement and is issued pursuant to and is subject to the Term Loan Agreement which, among other things, provides for acceleration of the maturity hereof upon the occurrence of an Event of Default, as such term is defined in the Term Loan Agreement.

         The Borrower agrees to pay all reasonable costs of collection, including reasonable attorney's fees, in the event this Note is not paid when due. This Note is being delivered in, and shall be governed by, the laws of the State of Minnesota. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                     RESOURCE PROPERTIES, INC.


                                     By:_______________________________

                                        Its:___________________________

                                                                 SCHEDULE 1.1(a)
                                                          TO TERM LOAN AGREEMENT
                             COLLATERAL SUBSIDIARIES



Evening Star Building:                         Clemens Place:
Resource Properties XLIX, Inc.                 Resource Properties XLI, Inc.
a Delaware corporation                         a Delaware corporation

Pensacola Place:                               1301 Connecticut Avenue:
Resource Properties 52, Inc.                   RAI Financial, Inc.
a Delaware corporation                         a Delaware corporation

Northridge K-Mart:                             Lofts at Red Hill:
Resource Properties XVIII, Inc.                Resource Properties XXXVIII, Inc.
a Delaware corporation                         a Delaware corporation

Pasadena Place:                                Winthrop Square I:
Resource Properties XIV, Inc.                  Resource Properties XXXI, Inc.
a Delaware corporation                         a Delaware corporation

Ledgewood Law Firm Building:
Resource Properties XXXV, Inc.
a Delaware corporation

Woodcrest:
Resource Properties XX, Inc.
a Delaware corporation

Mill Spring Apartments:
Resource Properties XXIII, Inc.
a Delaware corporation

1845 Walnut Street:
Resource Commercial Mortgages, Inc.
a Delaware corporation

                                                                 SCHEDULE 1.1(b)
                                                          TO TERM LOAN AGREEMENT
                                 SECURED AMOUNTS
                                 ---------------

--------------------------------------------------------------------------------
Collateral Subsidiary                                        Secured Amount(1)
---------------------                                        -----------------
--------------------------------------------------------------------------------
Evening Star Building:
Resource Properties XLIX, Inc.                                   $3,100,000
--------------------------------------------------------------------------------
Pensacola Place:
Resource Properties 52, Inc.                                     $1,300,000
--------------------------------------------------------------------------------
Northridge K-Mart:
Resource Properties XVIII, Inc.                                    $200,000
--------------------------------------------------------------------------------
Pasadena Place:
Resource Properties XIV, Inc.                                      $100,000
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Ledgewood Law Firm Building:
Resource Properties XXXV, Inc.                                     $200,000
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Woodcrest:
Resource Properties XX, Inc.                                       $600,000
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Mill Spring Apartments:
Resource Properties XXIII, Inc.                                    $200,000
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1845 Walnut Street:
Resource Commercial Mortgages, Inc.                              $1,800,000
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Clemens Place:
Resource Properties XLI, Inc.                                    $1,200,000
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1301 Connecticut Avenue:
RAI Financial, Inc.                                                $800,000
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Lofts at Red Hill:
Resource Properties XXXVIII, Inc.                                  $100,000
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Winthrop Square I:
Resource Properties XXXI, Inc.                                     $400,000
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(1) Before making additional advances as contemplated by Section 2.1, Lender reserves the right to adjust the Secured Amounts.